SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that LIGHTNING MARINE, INC. did on July 27, 2001, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on July 27, 2001.

\s\ Dean Heller
Secretary of State

	By	\s\ Certification Clerk
Certification Clerk

THE GREAT SEAL OF THE STATE OF
ALL FOR OUR COUNTRY
NEVADA